Exhibit 99.1

Innoviva Reports First Quarter 2018 Financial Results

•                  Royalties earned rose 28% to $55.8 million compared with the first quarter of 2017.

•                  Net income attributable to Innoviva stockholders increased 76% from the first quarter of 2017 to $29.6 million, or $0.29 per basic share.

BRISBANE, Calif., April 26, 2018 — Innoviva, Inc. (NASDAQ: INVA) (the Company) today reported financial results for the first quarter ended March 31, 2018.

Gross royalties earned on net sales of RELVAR®/BREO® ELLIPTA®, ANORO® ELLIPTA® and TRELEGY® ELLIPTA® from Glaxo Group Limited (GSK) during the first quarter of 2018 were $55.8 million, up 28% from $43.7 million in the first quarter of 2017.

Income from operations for the first quarter of 2018 was $40.7 million, a 39% increase compared with $29.3 million for the same period in 2017. Adjusted EBITDA was $45.6 million for the first quarter of 2018, up from $35.4 million in the first quarter of 2017.

Net cash and cash equivalents, short-term investments and marketable securities totaled $56.5 million as of March 31, 2018, which reflects a $120.0 million prepayment made by the Company on its Term B loan in February 2018. Royalties receivable from GSK totaled $55.8 million at March 31, 2018.

“I am pleased to report that both RELVAR®/BREO® ELLIPTA® and ANORO® ELLIPTA® continued to achieve record TRx market share in the U.S., reaching 20.4% and 17.4%, respectively, for the quarter.  First quarter 2018 net sales were unfavorably impacted by payor rebate adjustments related to prior periods and increased competitive pricing pressures,” said Eric d’Esparbes, interim Principal Executive Officer of Innoviva. “In addition, during the quarter, we improved Innoviva’s capital structure through a substantial prepayment of our Term B Loan balance, which led to a reduction in our net cash interest expense.”

Recent Highlights

•                  GSK Net Sales:

•                  First quarter 2018 net sales of RELVAR®/BREO® ELLIPTA® by GSK were $307.7 million, up 19% from $257.9 million in the first quarter of 2017, with $137.0 million in net sales from the U.S. market and $170.7 million from non-U.S. markets.

•                  First quarter 2018 net sales of ANORO® ELLIPTA® by GSK were $134.2 million, up 73% from $77.5 million in the first quarter of 2017, with $83.5 million net sales from the U.S. market and $50.7 million from non-U.S. markets.

•                  First quarter 2018 net sales of TRELEGY® ELLIPTA®  by GSK were $14.6 million.

•                  Product Updates:

•                  Announced in March 2018 the positive European Commission approval for labelling update to RELVAR ® ELLIPTA®in patients with asthma.

•                  Capital Structure:

•                  Made a partial prepayment in February 2018 of $120.0 million on the principal amount outstanding under the Company’s outstanding senior secured first lien term loan debt.

Additional Financial Results for the First Quarter of 2018

Total net royalty revenue for the first quarter of 2018 was $52.4 million, up 30% compared with $40.3 million in the first quarter of 2017. Gross royalty revenues for the first quarter of 2018 included royalties of $46.1 million from global net sales of RELVAR®/BREO® ELLIPTA®, royalties of $8.7 million from global net sales of ANORO® ELLIPTA® and $1.0 million from net sales of TRELEGY® ELLIPTA® in the U.S. market.

Total operating expenses for the first quarter of 2018 were $11.7 million (which includes $2.7 million payment to a related party pursuant to a settlement agreement, and $3.2 million in cash severance payments) compared with $11.1 million in the first quarter of 2017 (which included $4.2 million in proxy contest and related legal costs).

Net income attributable to Innoviva stockholders in the first quarter of 2018 was $29.6 million (or $0.29 per basic share), up 76% from the first quarter of 2017.

Adjusted EBITDA for the first quarter of 2018 was $45.6 million, up 29% from the first quarter of 2017. Adjusted earnings per share for the first quarter of 2018 was $0.35 per share, compared with $0.19 per share in the first quarter of 2017.

Non-GAAP Financial Measures

To supplement the consolidated financial statements presented in accordance with generally accepted accounting principles in the United States, or GAAP, Innoviva uses the non-GAAP financial measures of adjusted EBITDA and adjusted earnings per share. Generally, a non-GAAP financial measure is a numerical measure of a company’s operating performance or financial position that either excludes or includes amounts that are not normally included or excluded in the most directly comparable measure calculated and presented in accordance with GAAP. A reconciliation of these non-GAAP financial measures to the closest GAAP financial measure is presented in the accompanying financial table under the headings “Reconciliation of Non-GAAP Financial Measures to GAAP.”

Innoviva believes that the non-GAAP financial information provided in this release can assist investors, research analysts and others in understanding and assessing Innoviva’s on-going operations, financial performance and prospects for the future and provides an additional tool to use in comparing Innoviva’s financial results with other companies in Innoviva’s industry or with similar operating profiles, without regard to financing or capital structures. Adjusted EBITDA and adjusted earnings per share are used as supplemental financial operating measures by Innoviva’s management and frequently discussed with external users of its financial statements.

Adjusted EBITDA is determined by taking GAAP net income attributable to Innoviva stockholders and adding back interest expense (income), taxes, stock-based compensation expense, write off of debt issuance costs, depreciation expense and amortization of capitalized fees paid to a related party. Innoviva believes the non-GAAP measure of adjusted EBITDA is important as it measures the Company’s ability to generate cash to pay interest costs and support its indebtedness, and it is also used currently in the Company’s annual performance review process. Innoviva’s method of computing adjusted EBITDA may not be the same method used to compute similar measures reported by other companies.

Adjusted earnings per share is determined by taking adjusted net income and dividing the total by the fully diluted number of shares outstanding used to calculate the GAAP diluted EPS. Adjusted net income is determined by taking GAAP net income attributable to Innoviva stockholders and adding back stock-based compensation expense, write off of debt issuance costs, amortization of debt discount, depreciation expense and amortization of capitalized fees paid to a related party. Innoviva believes the non-GAAP measure of adjusted earnings per share provides useful information about the Company’s core operating performance, and enhances the overall understanding of the Company’s past financial performance and its prospects for the future. Innoviva’s method of computing adjusted earnings per share may not be the same method used to compute similar measures reported by other companies.

Adjusted EBITDA, adjusted net income and adjusted earnings per share should not be considered in isolation or as a substitute to net income, income from operations, cash flows from operating activities, earnings per share or any other measure of financial performance presented in accordance with GAAP. Adjusted earnings per share is not intended to represent cash flow per share and does not represent a measure of liquidity or cash available for distribution. The principal limitation of these non-GAAP financial measures is that it excludes significant elements that are required by GAAP to be recorded in Innoviva’s consolidated financial statements. In addition, it is subject to inherent limitations as it reflects the exercise of judgments by management in determining these non-GAAP financial measures. In order to compensate for these limitations, management of Innoviva presents its non-GAAP financial measures in connection with its GAAP results. Investors are encouraged to review the reconciliation of Innoviva’s non-GAAP financial measures to their most directly comparable GAAP financial measure.

About Innoviva

Innoviva is focused on bringing compelling new medicines to patients in areas of unmet need by leveraging its significant expertise in the development, commercialization and financial management of bio-pharmaceuticals. Innoviva’s portfolio is anchored by the respiratory assets partnered with Glaxo Group Limited (GSK), including RELVAR®/BREO® ELLIPTA®, ANORO® ELLIPTA® and TRELEGY® ELLIPTA®, which were jointly developed by Innoviva and GSK. Under the agreement with GSK, Innoviva is eligible to receive associated royalty revenues from RELVAR®/BREO® ELLIPTA® and ANORO® ELLIPTA®. In addition, Innoviva retains a 15 percent economic interest in royalty payments made by GSK for TRELEGY® ELLIPTA® and earlier-stage programs partnered with Theravance BioPharma, Inc. For more information, please visit Innoviva’s website at www.inva.com.

ANORO®, RELVAR®, BREO®, TRELEGY® and ELLIPTA® are trademarks of the GlaxoSmithKline group of companies.

Forward Looking Statements

This press release contains certain “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans, objectives and future events. Innoviva intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the

Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. The words “anticipate”, “expect”, “goal”, “intend”, “objective”, “opportunity”, “plan”, “potential”, “target” and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements involve substantial risks, uncertainties and assumptions. These statements are based on the current estimates and assumptions of the management of Innoviva as of the date of this press release and are subject to risks, uncertainties, changes in circumstances, assumptions and other factors that may cause the actual results of Innoviva to be materially different from those reflected in the forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, among others, risks related to: expected cost savings, lower than expected future royalty revenue from respiratory products partnered with GSK, the commercialization of RELVAR®/BREO® ELLIPTA®, ANORO® ELLIPTA® and TRELEGY® ELLIPTA® in the jurisdictions in which these products have been approved; the strategies, plans and objectives of Innoviva (including Innoviva’s growth strategy and corporate development initiatives beyond the existing respiratory portfolio); the timing, manner, amount and planned growth of anticipated potential capital returns to shareholders; the status and timing of clinical studies, data analysis and communication of results; the potential benefits and mechanisms of action of product candidates; expectations for product candidates through development and commercialization; the timing of regulatory approval of product candidates; and projections of revenue, expenses and other financial items. Other risks affecting Innoviva are described under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in Innoviva’s Annual Report on Form 10-K for the year ended December 31, 2017, which is on file with the Securities and Exchange Commission (“SEC”) and available on the SEC’s website at www.sec.gov. Additional factors may be described in those sections of Innoviva’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, to be filed with the SEC in the second quarter of 2018. In addition to the risks described above and in Innoviva’s other filings with the SEC, other unknown or unpredictable factors also could affect Innoviva’s results. Past performance is not necessarily indicative of future results. No forward-looking statements can be guaranteed and actual results may differ materially from such statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The information in this press release is provided only as of the date hereof, and Innoviva assumes no obligation to update its forward-looking statements on account of new information, future events or otherwise, except as required by law.

Contact:

Eric d’Esparbes
Interim Principal Executive Officer and Sr. Vice President and Chief Financial Officer
650-238-9640
investor.relations@inva.com

INNOVIVA, INC.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended
	March 31
	2018	2017
	(unaudited)
Revenue:
Royalty revenue from a related party, net	$52,380	$40,271
Revenue from collaborative arrangements from a related party	—	221
Total revenue (1)	52,380	40,492

Operating expenses:
Research and development (2)	—	354
General and administrative (2)	5,811	6,558
General and administrative - proxy contest and litigation costs	—	4,237
General and administrative - cash severance expenses	3,174	—
General and administrative - related party	2,700	—
Total operating expenses	11,685	11,149

Income from operations	40,695	29,343

Other income (expense), net	(3,099)	47
Interest income	391	236
Interest expense	(7,657)	(12,781)
Net income	30,330	16,845
Net income attributable to noncontrolling interest	749	—
Net income attributable to Innoviva stockholders	$29,581	$16,845

Basic earnings per share	$0.29	$0.16
Diluted earnings per share	$0.27	$0.15

Shares used in computing basic earnings per share	100,604	107,487
Shares used in computing diluted earnings per share	113,566	120,336

(1) Revenue is comprised of the following (in thousands):

	Three Months Ended
	March 31
	2018	2017
	(unaudited)

Royalties from a related party	$55,836	$43,727
Amortization of capitalized fees paid to a related party	(3,456)	(3,456)
Royalty revenue	52,380	40,271
Strategic alliance - MABA program	—	221
Total revenue from a related party	$52,380	$40,492

(2) Amounts include stock-based compensation expense as follows (in thousands):

	Three Months Ended
	March 31
	2018	2017
	(unaudited)

Research and development	$—	$178
General and administrative	2,169	2,329
Total stock-based compensation	$2,169	$2,507

INNOVIVA, INC.

Condensed Consolidated Balance Sheets

(in thousands)

	March 31	December 31,
	2018	2017
	(unaudited)	(1)

Assets
Cash, cash equivalents and marketable securities	$56,460	$129,075
Related party receivables from collaborative arrangements	55,835	70,540
Property and equipment, net	197	209
Capitalized fees paid to a related party, net	163,266	166,722
Other assets	987	791
Total assets	$276,745	$367,337

Liabilities and stockholders’ deficit
Other current liabilities	$1,521	$3,822
Accrued interest payable	2,545	5,920
Convertible subordinated notes, net	238,255	238,123
Convertible senior notes, net	125,760	124,158
Senior secured term loans, net	120,576	237,081
Other long-term liabilities	835	940

Innoviva stockholders’ deficit	(213,558)	(242,859)
Noncontrolling interest	811	152
Total liabilities and stockholders’ deficit	$276,745	$367,337

(1) The selected consolidated balance sheet amounts at December 31, 2017 are derived from audited financial statements.

INNOVIVA, INC.

Cash Flows Summary

(in thousands)

	Three Months Ended
	March 31
	2018	2017
	(unaudited)
Net cash provided by operating activities	$49,914	$27,761
Net cash provided by investing activities	26,513	22,395
Net cash provided by (used in) financing activities	(122,625)	8,364

INNOVIVA, INC.

Reconciliation of Non-GAAP Financial Measures to GAAP

(in thousands)

	Three Months Ended March 31
	2018	2017
	(unaudited)
Reconciliation from GAAP net income to adjusted EBITDA:
GAAP net income attributable to Innoviva stockholders	$29,581	$16,845
Non-GAAP adjustments:
Interest expense (income), net	7,266	12,545
Stock-based compensation	2,169	2,507
Write-off of debt issuance costs	3,137	—
Depreciation	12	40
Amortization of capitalized fees paid to a related party	3,456	3,456

Adjusted EBITDA	$45,621	$35,393

INNOVIVA, INC.

Reconciliation of Non-GAAP Financial Measures to GAAP

(in thousands, except per share data)

	Three Months Ended March 31
	2018	2017
	(unaudited)
Reconciliation from GAAP net income to adjusted net income for computing adjusted earnings per share:
GAAP net income attributable to Innoviva stockholders	$29,581	$16,845
Non-GAAP adjustments:
Stock-based compensation	2,169	2,507
Write off of debt issuance costs	3,137	—
Amortization of debt discount	1,479	—
Depreciation	12	40
Amortization of capitalized fees paid to a related party	3,456	3,456

Adjusted net income	$39,834	$22,848

Adjusted earnings per share	$0.35	$0.19

Shares used in computing diluted earnings per share	113,566	120,336